Exhibit 99.2

Inflection Point Acquisition Corp. VIII Announces Closing of $287.5 Million Initial Public Offering

Miami Beach, FL, Aug. 31, 2026 (GLOBE NEWSWIRE) -- Inflection Point Acquisition Corp. VIII (the “Company”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the closing of its initial public offering of 28,750,000 units, which includes 3,750,000 units issued pursuant to the full exercise by the underwriters of their overallotment option at a price of $10.00 per unit, resulting in gross proceeds of $287,500,000. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant. The units are listed on The Nasdaq Global Market, or Nasdaq, and began trading under the ticker symbol “IPHXU” on August 28, 2026. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “IPHX” and “IPHXW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 8,000,000 private placement warrants at a price of $1.00 per warrant, resulting in gross proceeds of $8,000,000. Inflection Point Holdings VIII LLC, the Company’s sponsor, purchased 5,000,000 of the private placement warrants and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, the representative of the underwriters of the initial public offering, purchased 3,000,000 of the warrants. Each private placement warrant entitles the holder thereof to purchase one Class A ordinary share at $11.50 per share.

The Company intends to pursue a business combination with a North American or European business in disruptive growth sectors, which complements the expertise of its management team, but may pursue an initial business combination in any industry, sector or geographic region. The Company is led by Chairman Michael Blitzer, Chief Executive Officer Kevin Shannon, Chief Financial Officer Adam Saks, and Directors William Denkin, Steven Tannenbaum, and William Liquori.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC acted as sole book-running manager and Academy Securities, Inc. acted as co-manager for the offering. The Company had granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units to cover over-allotments, if any. Concurrently with the closing of the initial public offering, the underwriters exercised the option to purchase an additional 3,750,000 units in full.

A registration statement on Form S-1 (File No. 333-298162), as amended, relating to the securities was declared effective by the Securities and Exchange Commission (“SEC”) on August 27, 2026. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from: Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com or by accessing the SEC’s website, www.sec.gov.

Of the net proceeds received from the consummation of the initial public offering and simultaneous private placement, $287,500,000 ($10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of August 31, 2026 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Inflection Point Acquisition Corp. VIII

Inflection Point Acquisition Corp. VIII’s acquisition and value creation strategy is to identify, partner with and help grow a North American or European business in disruptive growth sectors, which complements the expertise of its management team. However, the Company may pursue an initial business combination in any industry, sector or geographic region.

Contact

Kevin Shannon
Inflection Point Acquisition Corp. VIII
info@inflectionpointacquisition.com